UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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VERASUN ENERGY CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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VERASUN ENERGY CORPORATION

Brookings, South Dakota
April 13, 2007

Dear Shareholders:

You are cordially invited to attend our 2007 Annual Meeting of Shareholders at 10:00 a.m., Central Daylight Time, on May 16, 2007, at the Swiftel Center located at 824 32nd Avenue, Brookings, South Dakota 57006. This proxy statement, the form of proxy and our 2006 Annual Report are being mailed to shareholders on or about April 13, 2007.

Details of the business to be conducted at the Annual Meeting are provided in the attached Notice of Annual Meeting and Proxy Statement. At the Annual Meeting, we will also report on our operations and respond to any questions you may have.

Your vote is very important. Whether or not you attend the Annual Meeting in person, it is important that your shares are represented and voted at the meeting. Please promptly sign, date and return the enclosed proxy card in the postage-prepaid envelope. If you attend the meeting, you will have the right to revoke your proxy and vote your shares in person. Retention of the proxy is not necessary for admission to or identification at the meeting.

Very truly yours,

John M. Schweitzer
Corporate Secretary

VERASUN ENERGY CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
May 16, 2007

To the Shareholders of VeraSun Energy Corporation:

Our 2007 Annual Meeting of Shareholders will be held at 10:00 a.m., Central Daylight Time, on May 16, 2007, at the Swiftel Center located at 824 32nd Avenue, Brookings, South Dakota 57006.

The purposes of the meeting are:

1. To elect three Class I directors for three year terms;

2. To ratify the selection of McGladrey & Pullen, LLP as our independent auditors for 2007; and

3. To act upon any other matters that may properly come before the meeting.

Only shareholders of record at the close of business on March 13, 2007 are entitled to vote at the meeting. A list of shareholders will be available for inspection by shareholders at our corporate headquarters located at 100 22nd Avenue, Brookings, South Dakota 57006, for a period of time commencing two days after the date of this notice and ending at the conclusion of the Annual Meeting. A copy of the list of shareholders will also be available at the meeting.

Even if you plan to attend the meeting in person, please sign, date and return the enclosed proxy in the enclosed postage-prepaid envelope. You may attend the meeting in person even if you send in your proxy; retention of the proxy is not necessary for admission to or identification at the meeting.

By Order of the Board of Directors

John M. Schweitzer
Corporate Secretary
Brookings, South Dakota
April 13, 2007

PROXY STATEMENT

VERASUN ENERGY CORPORATION

PROXY STATEMENT

Annual Meeting of Shareholders

SUMMARY OF PROCEDURES

How Proxies Will Be Solicited.  The Board of Directors of VeraSun Energy Corporation (“VeraSun” or the “Company”) is soliciting proxies to be used at the 2007 Annual Meeting of Shareholders to be held at 10:00 a.m., Central Daylight Time, on May 16, 2007, at the Swiftel Center located at 824 32nd Avenue, Brookings, South Dakota 57006, for the purposes set forth in the accompanying Notice of Annual Meeting. This proxy statement, the form of proxy and our 2006 Annual Report will be mailed to shareholders on or about April 13, 2007, at our cost. The proxy statement and Annual Report are also available on our website at www.verasun.com, Investors, and the website of the Securities and Exchange Commission at www.sec.gov. We will request fiduciaries, custodians, brokerage houses and similar parties to forward copies of proxy materials to beneficial owners of the Company’s stock, and we will reimburse these parties for their reasonable and customary charges for expenses of distribution. Proxies will be solicited by use of the mail and the Internet, and our directors, officers and employees may also solicit proxies by telephone, fax, e-mail or personal contact. No additional compensation will be paid for these services. We have retained Wells Fargo Shareowner Services to assist in the solicitation of proxies from nominees and brokers at an estimated fee of $1,500.00 plus related out-of-pocket expenses.

Householding of Proxy Materials.  The Securities and Exchange Commission, or SEC, has adopted rules that permit companies and intermediaries to satisfy the delivery requirements for proxy statements with respect to two or more security holders sharing the same address by delivering a single proxy statement addressed to those security holders. This process, which is commonly referred to as “householding,” may be more convenient for security holders and save costs for companies. A number of brokers with account holders who are Company shareholders will be householding our proxy materials. If you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker or write to us at VeraSun Energy Corporation, Attention: Investor Relations, 100 22nd Avenue, Brookings, South Dakota 57006. If you now receive multiple copies of the proxy statement and would like to request householding of your communications, please contact your broker.

Who Can Vote.  Only shareholders of record at the close of business on March 13, 2007 (the “record date”) are entitled to notice of and to vote at the Annual Meeting and any adjournment of the meeting. At the close of business on the record date, there were issued and outstanding 76,181,326 shares of Common Stock, the only authorized voting security of the Company. Each share of Common Stock issued and outstanding is entitled to one vote in each matter properly presented at the Annual Meeting. The Common Stock has cumulative voting rights. The right to cumulate votes for directors means that the shareholders are entitled to multiply the number of votes that they are entitled to cast by the number of directors for whom they are entitled to vote and cast the product for a single candidate or distribute the product among two or more candidates.

How You Can Vote.  Mark your proxy, sign and date it, and return it in the enclosed postage-paid envelope. To ensure that your vote is counted, we must receive your proxy before or at the Annual Meeting. All of your shares that have been properly voted will be voted at the Annual Meeting in accordance with your instructions unless you earlier revoke your proxy. If you sign your proxy card but do not give voting instructions, the shares represented by your proxy will be voted as recommended by the Board of Directors and described in the enclosed proxy card.

How You Can Revoke Your Proxy and Change Your Vote.  You can revoke your proxy at any time before it is voted at the Annual Meeting by:

•	Sending written notice of revocation bearing a later date than the date of the proxy to the Corporate Secretary;

•	Submitting to the Corporate Secretary a later-dated proxy relating to the same shares; or

•	Attending the Annual Meeting and voting in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the meeting.

Any written notice revoking a proxy should be sent to VeraSun Energy Corporation, Attention: John M. Schweitzer, 100 22nd Avenue, Brookings, South Dakota 57006, or hand-delivered to Mr. Schweitzer at or before the vote at the Annual Meeting.

Discretionary Voting.  We are not aware of any other matters that will be brought before the shareholders at the Annual Meeting. Except under very limited circumstances, shareholder proposals and nominations for directors had to be submitted to us in advance and meet certain requirements to be eligible for consideration at the meeting. If any other item of business is properly presented for a vote at the Annual Meeting, the proxies will vote validly executed proxies returned to us in accordance with their best judgment. Procedures for submitting shareholder proposals and nominations for directors for the 2008 Annual Meeting are described below under the heading “Additional Information”.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of March 13, 2007 the beneficial ownership of our Common Stock, including shares that the named person has the right to acquire through options or warrants that become exercisable within 60 days after March 13, 2007, by (a) any person or group who beneficially owns more than 5% of any class of our capital stock; (b) each of our named executive officers and directors; and (c) all executive officers and directors as a group.

Unless otherwise indicated, the address for each person or entity named below is c/o VeraSun Energy Corporation, 100 22nd Avenue, Brookings, South Dakota 57006.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as indicated by footnote, and except for community property laws where applicable, a person named in the table below has sole voting and investment power for all shares of Common Stock shown as beneficially owned by that person.

Name of Beneficial Owner	Number	Percent

Donald L. Endres	33,566,790	42.8%
Danny C. Herron	165,465	*
William L. Honnef	677,153	*
John M. Schweitzer	262,162	*
Mark L. First(1)	—	*
D. Duane Gilliam	40,000	*
T. Jack Huggins III	51,000	*
Bruce A. Jamerson	1,400,625	1.8%
Steven T. Kirby	881,846	1.2%
Paul A. Schock(2)	999,352	1.3%
All Executive Officers and Directors (15 Persons)	38,698,720	48.2%
Eos Funds(3), 320 Park Ave. New York, NY 10022	4,763,768	6.3%

*	Less than 1.0%

(1)	As a managing director of Eos Management, Inc., Mr. First may be considered the beneficial owner of stock owned by the Eos Funds.

(2)	Mr. Schock has shared voting and/or investment power with respect to 124,063 of these shares.

(3)	Two funds affiliated with Eos Partners, L.P. own our capital stock. These funds include Eos Capital Partners III, L.P. and Eos Partners SBIC III, L.P.

CORPORATE GOVERNANCE

Director Independence and Corporate Governance.  Our Board of Directors has determined that Messrs. First, Gilliam, Huggins and Kirby are independent under the listing standards of The New York Stock Exchange and, accordingly, that a majority of our Board of Directors is independent. Each member of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee is independent under those standards, and Audit Committee members are independent under the heightened standards adopted by the SEC.

Code of Business Conduct and Ethics.  We have adopted a Code of Business Conduct and Ethics applicable to our Chief Executive Officer, Chief Financial Officer, Controller, and our directors and other officers and employees. A copy of the Code of Business Conduct and Ethics is available on our website at www.verasun.com, Investors, Governance.

Communications with Board.  Any Shareholder who wishes to communicate with the Board of Directors, or to specific directors, may do so by writing to the Board of Directors or to the specific directors, c/o Corporate Secretary, 100 22nd Avenue, Brookings, South Dakota 57006. Communications should be sent by overnight or certified mail, return receipt requested. All communications will be compiled by the Corporate Secretary and submitted to the directors to whom it is addressed.

Communications regarding recommendations of individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board of Directors must be made in accordance with procedures described under “Director Nomination Policy” below.

Board and Committee Meetings.  The Board of Directors met eight times in 2006. Each director attended at least 75 percent of the total number of meetings of the Board of Directors and any committee on which he served in 2006. We encourage directors to attend the 2007 Annual Meeting of Shareholders.

Board Committees.  The Board of Directors has designated three standing committees. The Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee operate under written charters that are available for review on our website at www.verasun.com, Investors, Governance. The membership of each committee and its principal functions, as well as the number of times it met during fiscal year 2006, are described below.

Audit Committee.  The Audit Committee is composed of Messrs. First, Gilliam and Huggins, each of whom is a non-employee member of our Board of Directors. The Board of Directors has determined that each member of the Audit Committee meets applicable financial literacy requirements and that Mr. Huggins, the Audit Committee chair, is an “audit committee financial expert” as defined in regulations adopted by the SEC. A description of the functions performed by the Audit Committee is set forth below in “Report of the Audit Committee.” The Audit Committee met five times in 2006, and four of those meetings included participation by the Company’s independent registered public accounting firm.

Compensation Committee.  The Compensation Committee is composed of Messrs. First, Gilliam and Huggins, with Mr. Gilliam serving as committee chair. The Compensation Committee reviews and approves corporate goals and objectives relevant to the CEO’s compensation, evaluates the CEO’s performance in light of those goals and objectives, and, in consultation with the other independent directors of the Company, sets the CEO’s compensation level based on this evaluation. Pursuant to its charter, the Compensation Committee has full authority to determine the compensation of executive officers. The Compensation Committee receives recommendations from the CEO as to compensation of other officers, and the CEO generally participates in Compensation Committee discussions regarding the compensation of other officers. The Compensation Committee also reviews and approves corporate goals and objectives relevant to compensation for other executive officers, evaluates those officers’ performance in light of those goals and objectives, and reviews and establishes the compensation level of those officers.

The Compensation Committee also reviews and makes recommendations to the Board of Directors with respect to incentive-compensation plans, equity-based plans and employee benefit plans. The Compensation Committee has the authority to (a) establish, implement and administer all group incentive programs for employees of the Company, including the executives; (b) determine the employees eligible for participation, consistent with the eligibility provisions of the respective programs, and set performance milestones under each of those programs; and (c) grant stock options and restricted stock under the Company’s Stock Incentive Plan.

The Compensation Committee has sole authority to retain and terminate any compensation consulting firm used to assist the Committee and is responsible for approving such firm’s fees and other retention terms. The Compensation Committee engaged Hewitt Associates, an independent compensation consulting firm (the Consultant), to assist in the evaluation of the competitiveness of our executive compensation programs and to provide guidance to the Compensation Committee on the design and operation of these programs. At the direction and under the guidance of the Compensation Committee chair, the Consultant provides information and guidance (based on relative competitive levels) regarding executive salary ranges, salary structure adjustments and long-term incentive grant levels, and, from time to time, also provides advice on changes in design of compensation programs.

The Compensation Committee met five times in 2006.

Nominating and Governance Committee.  The Nominating and Governance Committee is composed of Messrs. First, Gilliam and Huggins, with Mr. First serving as committee chair. The Nominating and Governance Committee is responsible for assisting the Board of Directors in identifying prospective director nominees and recommending to the Board director nominees for election by shareholders; developing and recommending to the Board governance principles applicable to our company; overseeing the evaluation of the Board of Directors and management; and recommending members for each committee of the Board. The Nominating and Governance Committee met once in 2006.

Compensation Committee Interlocks and Insider Participation.  The members of the Compensation Committee of the Board of Directors, Messrs. First, Gilliam and Huggins, are all independent directors under The New York Stock Exchange listing standards. None of the members has been an employee or officer of the Company and none have a relationship with the Company that would be required to be disclosed under Item 404 of SEC Regulation S-K.

Director Nomination Policy.  Shareholders may recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board of Directors by submitting a written recommendation to the Nominating and Corporate Governance Committee c/o Corporate Secretary, 100 22nd Avenue, Brookings, South Dakota 57006. Communications should be sent by overnight or certified mail, return receipt requested. Submissions must include the following information:

Information concerning the recommending shareholder.

•	The name, address and telephone number of the recommending shareholder;

•	The number of shares owned by the recommending shareholder and the period of time for which they have been held (which must be at least one year) and, if the recommending shareholder is not the shareholder of record, a statement from the record holder of the shares verifying this information; and

•	A statement of the recommending shareholder’s intention to continue to hold the shares through the date of the next annual shareholder meeting.

Information concerning the proposed nominee.

•	The information required by Item 401 of SEC Regulation S-K (name, address, age, any arrangement or understanding between such proposed nominee and any other person, including the recommending shareholder, regarding nomination, and the business experience of the proposed nominee during the past five years, as well as information regarding certain types of legal proceedings within the past five years involving the nominee);

•	The information required by Item 403 of SEC Regulation S-K (proposed nominee’s ownership of securities of the Company);

•	The information required by Item 404 of SEC Regulation S-K (transactions between the Company and the proposed nominee valued in excess of $120,000 and certain other types of business relationships with the Company); and

•	Whether the individual can read and understand financial statements.

Director Qualifications.  Following the identification of the director candidates, the Nominating and Governance Committee will meet to discuss and consider each candidate’s qualifications and determine by majority vote the candidate(s) whom the Nominating and Governance Committee believes would best serve the Company. In evaluating director candidates, the Nominating and Governance Committee will consider a variety of factors, including the composition of the Board as a whole, the characteristics (including independence, diversity, age, skills and experience) of each candidate, and the performance and continued tenure of incumbent directors. The Committee believes candidates for director should have certain minimum qualifications, including high ethical character, business experience with high accomplishment in his or her field, the ability to read and understand financial statements, relevant expertise and experience, and sound business judgment. In addition, the Committee believes at least one member of the Board should meet the criteria for an “audit committee financial expert” as defined by SEC rules, and that a majority of the members of the Board should meet the definition of “independent director” under The New York Stock Exchange listing standards. The Committee also believes key members of the Company’s management should participate as members of the Board.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS
AND CERTAIN CONTROL PERSONS

There were no transactions in 2006, or any currently proposed transaction, in which the Company was or is to be a participant in which the amount involved exceeded $120,000, and in which any related person had or will have a direct or indirect material interest.

Registration Rights.  Under our shareholder agreement dated as of November 30, 2005, certain of our shareholders may request the inclusion of their shares in any registration statement at our expense whenever we propose to register any of our equity securities under the Securities Act of 1933. The right to request inclusion of shares does not apply to a registration statement on Form S-4 or S-8, or after the shareholder has had the opportunity to include its shares in one registration. The registration rights terminate at the earlier of (i) the time when the shareholder can sell all its registrable securities in any three-month period without registration in compliance with SEC Rule 144, or (ii) three years following completion of our initial public offering. In connection with all of these registrations, we have agreed to indemnify the holders of registered securities against liabilities relating to the registration, including liabilities under the Securities Act of 1933.

The Company’s process for review, approval or ratification of transactions with related persons.  The Audit Committee reviews all transactions with related persons, as defined in Item 404 of SEC Regulation S-K, or in which a related person has a direct or indirect interest and, after reviewing the related person’s interest in the transaction and the material facts, determines whether to ratify or approve the transaction, which transaction may only be ratified or approved if the Committee determines the transaction is fair to the Company or otherwise in the interest of the Company. This policy is in the Audit Committee Charter attached as Appendix A to this proxy statement.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who own more than 10% of our Common Stock to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and beneficial owners of more than 10% of the Common Stock are required by SEC regulation to furnish us with copies of all Section 16(a) reports they file. Based solely on a review of reports we have received and on written representations from certain reporting persons that they have complied with the relevant filing requirements, we believe that all Section 16(a) transactions were reported on a timely basis.

REPORT OF THE AUDIT COMMITTEE

On March 20, 2007, the Board of Directors approved amendments to its written charter for the Audit Committee, which reflects the standards set forth in the SEC regulations and The New York Stock Exchange listing standards. A copy of the amended Audit Committee charter is attached as Appendix A to this proxy statement. Each member of the Audit Committee is independent, as independence for audit committee members is defined under The New York Stock Exchange listing standards and applicable SEC rules.

Management is responsible for the Company’s internal controls and the financial reporting process. McGladrey & Pullen, LLP, the Company’s independent registered public accounting firm, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and for issuing a report on those financial statements. The Audit Committee’s responsibility is to monitor and oversee these processes on behalf of the Board of Directors. The Audit Committee regularly meets with management and the Company’s independent auditors to discuss, among other things, the preparation of the financial statements, including key accounting and reporting issues. In accordance with the Audit Committee Charter, the Audit Committee also oversees the relationship between the Company and the outside independent registered public accounting firm, including recommending its appointment, reviewing the scope of its services and related fees, and assessing its independence.

The Audit Committee met five times in 2006, and four of those meetings included participation by the Company’s independent registered public accounting firm.

Fees Paid to Independent Registered Public Accounting Firm.  The following table summarizes the aggregate fees billed to the Company by McGladrey & Pullen, LLP and RSM McGladrey, Inc. for professional services during the periods ended December 31, 2006 and 2005 (dollars in thousands):

	2006		2005

Audit Fees	$1,432	(1)	$449	(2)
Audit-Related Fees(3)	21		11
Tax Fees	349	(4)	76	(5)
All Other Fees(6)	—		17

Total	$1,802		$553

(1)	The 2006 audit fees consisted of services relating to the Company’s registration statements on Form S-1 and Form S-4, the audit of the Company’s 2006 consolidated financial statements, the review of the financial statements included in the Company’s quarterly reports on Form 10-Q during 2006, and other services normally provided by the independent auditor in connection with statutory and regulatory filings or engagements.

(2)	The 2005 audit fees consisted of services relating to the audit of the Company’s combined financial statements, its 2005 consolidated financial statements and its separate subsidiary financial statements, services relating to the Company’s senior secured notes offering, the review of certain interim financial statements, and other services normally provided by the independent auditor in connection with attest engagements.

(3)	The audit-related fees consisted of fees for various accounting consultations.

(4)	The 2006 tax fees consisted of fees for various accounting and tax compliance services for the Company and its subsidiaries, including state and local income tax planning and advice, tax cost segregation studies, and services relating to a tax opinion.

(5)	The 2005 tax fees consisted of fees for tax consultation and tax compliance services for the Company and its subsidiaries, including cost segregation studies.

(6)	All other fees consisted of fees for services rendered in connection with preparation for the Company’s initial public offering of Common Stock.

In considering the nature of the services provided by McGladrey & Pullen, LLP and RSM McGladrey, Inc., the Audit Committee determined the services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the auditor and Company management to determine they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC and the American Institute of Certified Public Accountants.

Pre-Approval Policy.  All of the services performed by McGladrey & Pullen, LLP and RSM McGladrey, Inc. in 2006 were pre-approved by the Audit Committee. On August 7, 2006, the Audit Committee adopted a pre-approval policy and procedures describing the permitted audit, audit-related, tax and other services (collectively, the “Disclosure Categories”) that the independent registered public accounting firm may perform. The policy requires that, before the beginning of each fiscal year following adoption of the policy, a description of the services (the “Service List”) expected to be performed by the independent registered public accounting firm in each of the Disclosure Categories in the following fiscal year be presented to the Audit Committee for approval.

Any requests for audit, audit-related, tax and other services not included on the Service List must be submitted to the Audit Committee for specific pre-approval. Normally, pre-approval is provided at regularly scheduled meetings. However, the authority to grant specific pre-approval between meetings, as necessary, has been delegated to the Chairman of the Audit Committee. The Chairman must update the Audit Committee at the next regularly scheduled meeting of any services that were granted specific pre-approval.

In carrying out its duties as described in the Audit Committee’s written charter, the Audit Committee has reviewed and discussed with management and the auditor the audited financial statements; discussed with the auditor the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and received the written disclosures and the letter from the auditor required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with the auditor its independence. Based on the Audit Committee’s review and the meetings, discussions and reports described above, and subject to the limitations of the Audit Committee’s role and responsibilities referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements for the year ended December 31, 2006 be included in the Company’s 2006 Annual Report on Form 10-K.

Members of the Audit Committee:

- T. Jack Huggins III, Chair
- D. Duane Gilliam
- Mark L. First

PROPOSAL 1: ELECTION OF DIRECTORS

The Board of Directors

The Board of Directors consists of seven members and is divided pursuant to our articles of incorporation into three classes. Each of the directors is elected for a three year term. Class I directors will be elected in 2007, Class II directors will be elected in 2008, and Class III directors will be elected in 2009. In all cases, the terms of the directors will continue until their respective successors are duly elected. Class I directors are Donald L. Endres, D. Duane Gilliam and Paul A. Schock. Class II directors are T. Jack Huggins III and Steven T. Kirby. Class III directors are Mark L. First and Bruce A. Jamerson.

The directors standing for election at the 2007 Annual Meeting of Shareholders are:

•	Donald L. Endres

•	D. Duane Gilliam

•	Paul A. Schock

The biographies and qualifications of directors standing for election and all other directors are set forth below under the heading “Directors”.

If a quorum of shareholders is present at the Annual Meeting, the nominees for election as directors who receive the greatest number of votes cast at the meeting will be elected directors. As noted above, shareholders have cumulative voting rights with respect to the election of directors. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting but will not affect the results of the vote. If any nominee for director at the Annual Meeting becomes unavailable for election for any reason, the proxy holders have discretionary authority to vote pursuant to the proxy for a substitute.

Recommendation by the Board of Directors

The Board of Directors recommends that shareholders vote FOR election of the nominees named in this proxy statement.

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors has selected McGladrey & Pullen, LLP as the Company’s independent auditors for 2007, subject to ratification of the selection by the shareholders of the Company at the Annual Meeting. Representatives of McGladrey & Pullen, LLP are expected to be present at the Annual Meeting and will be available to respond to appropriate questions. They do not plan to make any statement but will have the opportunity to make a statement if they wish.

This proposal will be approved if a quorum is present at the Annual Meeting and the votes cast in favor of this proposal exceed the votes cast opposing this proposal. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting, but will have no effect on the results of the vote. The proxies will be voted for or against this proposal or as an abstention in accordance with the instructions specified on the proxy form. If no instructions are given, proxies will be voted for approval of the adoption of this proposal.

Recommendation by the Board of Directors

The Board of Directors recommends that shareholders vote FOR ratification of the selection of McGladrey & Pullen, LLP as the Company’s independent auditors for 2007.

DIRECTORS

The following table sets out the names and ages of each of our directors, followed by a description of their business experience.

Name	Age	Position

Donald L. Endres*	46	Chief Executive Officer, President and Director
Mark L. First	42	Director
D. Duane Gilliam	62	Director
T. Jack Huggins III	64	Director
Bruce A. Jamerson	55	Director
Steven T. Kirby	55	Director
Paul A. Schock	49	Director

*	Executive officer

Donald L. Endres.  Mr. Endres has served as our Chief Executive Officer and Chairman of the Board since 2001, and has served as President since March 2007. He has more than 20 years of experience in investing in, building, operating and managing successful businesses.

Mr. Endres serves on the board of directors and on the executive committee of the Renewable Fuels Association and was recently awarded the 2005 Ernst & Young Entrepreneur of the Year Award for the Minnesota, South Dakota and North Dakota region. In 2000, he co-founded and served as vice-chairman of Glacial Lakes Energy, an ethanol producer in Watertown, South Dakota, and he is an investor in and former board member of Badger State Ethanol, an ethanol producer in Monroe, Wisconsin. Mr. Endres resigned from the boards of Glacial Lakes Energy and Badger State Ethanol prior to completing our initial public offering of Common Stock in June 2006.

Mr. Endres earned a bachelor of science degree in animal science with minors in computer science and economics from South Dakota State University. He was recognized by South Dakota State University’s College of Engineering as “Entrepreneur of the Year” in 2000 and received the SDSU “Distinguished Alumni Award” in 2006.

Mark L. First.  Mr. First has been a director since January 2006. Mr. First is a Managing Director of Eos Management, Inc., an affiliate of Eos Capital Partners III, L.P. and Eos Partners SBIC III, L.P., where he has been employed since 1994. He is also a director of several privately owned companies.

Mr. First is a graduate of The Wharton School of the University of Pennsylvania with a bachelor of science degree and a graduate of the Harvard Business School with a masters degree in business administration.

D. Duane Gilliam.  Mr. Gilliam has been a director since January 2005 and has more than 38 years of experience in the petroleum industry. Prior to retiring from the position of executive vice president of Marathon Ashland Petroleum LLC in 2003, he served in various capacities throughout his tenure beginning in 1967. Mr. Gilliam has served as chairman of the board since 2006 of N.T.R. Acquisition, LLC, a company created to acquire oil and gas infrastructure assets.

Mr. Gilliam was a member of the 25 Year Club of the Petroleum Industry, as well as a member and director of the American Petroleum Institute, including serving on that organization’s downstream committee. Mr. Gilliam was chairman of the board of directors, executive committee and issues committee of the National Petrochemical & Refiners Association, or NPRA. Mr. Gilliam also served on the board of directors and compensation committee of Colonial Pipeline Company.

Mr. Gilliam is a graduate of the University of Kentucky. He is a registered professional engineer in Kentucky, Louisiana and Texas. He is a graduate of Harvard University’s Advanced Management Program.

Mr. Gilliam was selected as a 2003 inductee into the University of Kentucky Engineering Hall of Distinctions.

T. Jack Huggins III.  Mr. Huggins has been a director since January 2003. Mr. Huggins is founder and president of TJ3, Inc., a business development consulting firm that focuses on the ethanol industry. Prior to retiring from the position of vice president of Williams Energy Services and president of Williams Ethanol in 2000, he served in various capacities throughout his tenure at the Williams Companies and prior to that at CPC International, Inc. Mr. Huggins was the Chair of the Renewable Fuels Association from 1992 to 1995. Mr. Huggins presently serves on the board of directors of SunEthanol, LLC, an early stage biomass-to-ethanol company.

Mr. Huggins graduated from Yale University with a bachelor of engineering degree and holds a masters degree in business administration from Pace University.

Bruce A. Jamerson.  Mr. Jamerson has served as a director since January 2004 and served as our President from November 2003 to March 2007. Mr. Jamerson also served as our Chief Financial Officer from November 2003 until March 2006. Before joining the Company, Mr. Jamerson was president of Conifer Investments, LLC, where he acted as our financial advisor. Conifer, which provided corporate finance and merger and acquisition advisory services on a national basis, was founded by Mr. Jamerson in 1996. Mr. Jamerson is now the chief executive officer and director of Mascoma Corporation, a company engaged in the development of technology to produce ethanol from biomass material.

Mr. Jamerson earned a masters degree from the Sloan School of Management at the Massachusetts Institute of Technology and a bachelor of general studies degree from the University of Michigan.

Steven T. Kirby.  Mr. Kirby has been a director since January 2006. Mr. Kirby is a founding partner of Bluestem Capital Company. Mr. Kirby was the 35th Lieutenant Governor of the State of South Dakota from 1993 through 1995. Mr. Kirby was also a candidate for Governor of South Dakota in 2002. Mr. Kirby is a director of several privately owned companies and is a speaker at various entrepreneurial and college forums.

Mr. Kirby is a graduate of Arizona State University with a bachelor of science degree in political science and a graduate of the University of South Dakota School of Law with a juris doctorate degree.

Paul A. Schock.  Mr. Schock has served as a director since January 2003 and had served as the Company’s Senior Vice President of Corporate Development from September 2005 to February 2007. Mr. Schock was affiliated with Bluestem Capital Company, a manager of various investment funds, from 1989 to 2004.

Mr. Schock attended Stanford University and graduated magna cum laude from Augustana College with a degree in business.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee of the Board of Directors (the “Compensation Committee”) consists of three non-management directors whom the Board of Directors has determined satisfy the independence requirements of The New York Stock Exchange and the independence standards contained in our Corporate Governance Guidelines. As specified in its charter, the Compensation Committee is responsible for the review of all aspects of executive compensation, including special benefits and perquisites. The Compensation Committee regularly meets to discuss matters relating to our performance and the compensation of our senior executives. Following each meeting, the Chairman of the Compensation Committee reports on its activities to the full Board of Directors.

Executive Compensation Philosophy and Guiding Principles.  In 2006, our senior executives, in collaboration with the Compensation Committee, began to review and reaffirm our executive compensation philosophy and guiding principles. The Compensation Committee engaged a nationally-recognized consulting firm, Hewitt Associates, LLC, to conduct an external market study of compensation levels to assist in this review. See “Determining Competitiveness of Executive Compensation Program,” below. Our executive compensation program is designed to support our objectives of profitable growth and increased shareholder value by tying executive compensation to the senior executives’ success in furthering these objectives. The guiding principles of our executive compensation program are as follows.

•	Support our short- and long-term strategic objectives and reinforce a “pay-for-performance” culture;

•	Link bonuses to corporate and individual performance;

•	Align executives’ goals and rewards with our shareholders’ best interests;

•	Reward executives for their contribution to our success; and

•	Provide competitive compensation to retain, recruit and motivate the highest caliber of executive talent.

Our executive compensation programs are designed and administered in a manner consistent with our executive compensation philosophy and guiding principles. The programs continue to emphasize attracting and retaining senior executives and rewarding them appropriately for positive results. The Compensation Committee monitors these programs and changes them in recognition of the dynamic, global marketplace in which we compete for talent and our continued development as a leading producer of renewable fuels.

Elements of the Executive Compensation Program.  The executive compensation program for our Chief Executive Officer, Chief Financial Officer and other three highest paid executive officers, which we refer to as our “named executive officers,” or NEOs, and other senior executives consists of base salary, cash bonus, restricted stock awards, and stock option grants. The amounts paid to our NEOs are summarized in the Summary Compensation Table included in this proxy statement. We believe that these different compensation elements focus NEOs on both short-term and long-term corporate performance and appropriately reward their ability to meet these objectives.

Annual Compensation.  Annual compensation includes base salary and potential quarterly and annual cash bonuses.

Base Salary.  The Compensation Committee determines the appropriateness of an executive’s base salary by considering his or her responsibilities, as well as individual performance, and by referencing the median salary levels paid to executives in positions of similar responsibility at surveyed peer companies. Increases to base salary are determined by assessing the executive’s contribution to both financial and non-financial results in the preceding fiscal year. All NEOs received base salary increases sometime during fiscal year 2006, except Mr. Herron who joined the Company in March 2006.

Quarterly Cash Bonus.  Each NEO can earn a discretionary quarterly cash bonus of up to 10% of base salary payable in the quarter, or 2.5% of annual base salary. The quarterly criteria are established by executive officers in consultation with our Chief Executive Officer and are based on overall objectives established by the Compensation Committee in consultation with our Chief Executive Officer. These goals are typically qualitative in nature and activity driven. Our Chief Executive Officer and President are each eligible for a quarterly bonus of up to 10% of base salary payable in the quarter, with the amount determined using the average rate achieved by other executives with respect to their goals. In 2006, our Chief Executive Officer and President each received quarterly cash bonuses totaling 8.8% of his 2006 base salary, in addition to the annual cash bonus described below.

Annual Cash Bonus.  Each NEO can earn a discretionary annual cash bonus based on the Chief Executive Officer’s review of corporate financial performance measures in consultation with the Compensation Committee, such as operating profit, return on capital, operating cash flows and sales, as well as non-financial objectives, such as increasing operational capabilities, succession planning and diversity-related initiatives. The Compensation Committee retains full discretion as to the amount, if any, of the annual cash bonuses paid to our executives. Award levels are payable as a percent of base salary which, if earned, should result in competitive pay for competitive performance. Annual cash bonus payments to the NEOs in 2006 were determined using these guidelines, were paid in cash and are summarized in the Summary Compensation Table in this proxy statement. In determining the award for Messrs. Endres and Jamerson, the Compensation Committee also considered the successful completion of our initial public offering (“IPO”), and competitive compensation data for similar positions. The other NEOs, except Mr. Herron, received an annual cash bonus equal to 25% of their base salary. As part of Mr. Herron’s agreement to join us, we agreed to pay him a $175,000 cash bonus at the first anniversary of his employment with the Company. The bonus to Mr. Herron, as well as the annual cash bonuses for the other NEOs (including Messrs. Endres and Jamerson), were paid in the first quarter of 2007.

Long-Term Equity Compensation.  Long-term equity compensation for NEOs consists of a combination of service-based restricted stock awards and stock options that depend on our long-term performance. Restricted stock awards represent the right to receive a specified number of shares of our Common Stock to the extent the restricted stock awards vest. Stock options are the right to purchase shares of Common Stock at a specified price generally over a ten-year term following the grant date. Both the restricted stock awards and stock options are generally subject to service-based vesting on a graduated basis over five years. See the Outstanding Equity Awards at Fiscal Year End table included in this proxy statement.

Our Long-Term Incentive Plan (“LTIP”), which was implemented under our Stock Incentive Plan (the “Plan”), is designed to align executives’ and shareholders’ interests and to recruit and retain executive talent. An individual executive’s LTIP award is determined as a percentage of that executive’s annual salary and is based in part on the average market compensation of similarly situated executives, as determined by our consultant, Hewitt Associates, as well as the performance factors mentioned above. Twenty-five percent of the award is in restricted shares, the remaining 75% in options.

In 2006, the NEOs received a combination of service-based restricted stock awards and stock options. See the Grants of Plan-Based Awards table in this proxy statement.

Other Compensation.  Other compensation includes typical employee benefit and perquisite programs that are considered competitive for senior executives. Our benefit programs include retirement savings, healthcare and life insurance for all of our employees, including executives.

Determining Competitiveness of Executive Compensation Program.  To attract and retain talented executives, we annually review industry surveys of peer companies. The Compensation Committee strives to create a compensation package for NEOs and senior executives that delivers total compensation that is at or above the 50th percentile of the total compensation delivered by certain peer companies with which we compete for executive talent. Hewitt Associates conducted an external market study of compensation levels for our NEOs. This study analyzed the value and distribution of the following components of compensation:

•	Base salary;

•	Actual and target cash bonuses or short term incentives; and

•	Long-term incentives.

Comparable statistics were drawn from companies with revenues of $500 million across all industries. This peer group is used for comparisons of all elements included in the compensation and benefits packages for NEOs and senior executives. We intend to set our basic program elements to approximate the median compensation levels of the peer group. We anticipate a complete review of our executive compensation programs in 2007.

No Pension Benefit Plan, Deferred Compensation Plan or Employment, Change of Control or Severance Agreements.  We offer no pension benefit or deferred compensation plans to our NEOs. Our NEOs do not have employment, change of control or severance agreements, which means our Board of Directors retains discretion over severance arrangements if it determines to terminate them. This approach is consistent with our philosophy of pay for performance.

Our NEOs participate in our 401(k) Plan, a tax qualified retirement savings plan under which all of our employees are able to make pre-tax contributions from their cash compensation, subject to Internal Revenue Code limitations. We make matching contributions for all participants each year equal to 3% of their total cash compensation. Matching contributions for the NEOs are included under the heading “All Other Compensation” in the Summary Compensation Table included in this proxy statement.

Tax Deductibility of Compensation.  The Internal Revenue Code of 1986, as amended (the “Code”), contains a provision that limits the tax deductibility of certain compensation paid to NEOs. This provision disallows the deductibility of certain compensation in excess of $1 million per year, unless it is considered performance-based compensation under the Code. The Company has adopted policies and practices that should ensure the maximum tax deductions possible under Section 162(m) of the Code for annual cash bonus payments and grants of stock option awards. However, the Compensation Committee reserves the right to forgo any or all of the tax deduction if the Committee believes it to be in the best long-term interest of shareholders. All compensation paid to NEOs for fiscal year 2006 is expected to be tax deductible, except for the service-based restricted stock awards that vested during the year.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of SEC Regulation S-K with management and, based on the review and discussions, has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Members of the Compensation Committee:

- D. Duane Gilliam, Chair
- T. Jack Huggins III
- Mark L. First

SUMMARY COMPENSATION TABLE

The following table summarizes compensation information for our Chief Executive Officer, Chief Financial Officer and our three other highest paid executive officers in 2006.

							All Other
		Salary	Bonus		Stock Awards	Option Awards	Compensation	Total
Name and Principal Position	Year	($)	($)		($)(1)	($)(1)	($)	($)
(a)	(b)	(c)	(d)		(e)	(f)	(i)	(j)

Donald L. Endres	2006	274,519	194,067	(2)	250,740	3,424,741	6,600	4,150,668
Chief Executive Officer
Danny C. Herron(3)	2006	167,885	15,534		288,386	690,511	—	1,162,315
Senior Vice President & Chief Financial Officer
Bruce A. Jamerson(4)	2006	262,601	164,970	(5)	80,805	3,085,653	6,600	3,600,629
President
William L. Honnef	2006	207,346	94,221	(6)	23,922	1,511,225	6,600	1,843,314
Senior Vice President, Sales & Marketing
John M. Schweitzer	2006	200,769	95,117	(7)	23,751	123,818	6,600	450,055
Senior Vice President & General Counsel

(1)	The amounts shown in these columns constitute restricted stock awards or options granted under our LTIP. The amounts are valued based on the actual expense recognized in 2006 based on the grant date fair value of the award determined pursuant to the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004), Share Based Payment, which we refer to as FAS 123R. See Note 12 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2006 for a discussion of the relevant assumptions used in calculating grant date fair value pursuant to FAS 123R. For further information on these awards, see the Grants of Plan-Based Awards table in this proxy statement.

(2)	This amount includes quarterly cash bonuses totaling $26,067 and an annual cash bonus of $168,000.

(3)	Mr. Herron joined the Company on March 28, 2006. The amount shown in column 4 for Mr. Herron is his total quarterly cash bonus in 2006.

(4)	On March 12, 2007, Mr. Jamerson resigned as President of the Company.

(5)	This amount includes quarterly cash bonuses totaling $24,970 and an annual cash bonus of $140,000.

(6)	This amount includes quarterly cash bonuses totaling $19,948, an annual cash bonus of $49,273, and a special bonus of $25,000 relating to the completion of our IPO.

(7)	This amount includes quarterly cash bonuses totaling $19,925, an annual cash bonus of $50,192, and a special bonus of $25,000 relating to the completion of our IPO.

GRANTS OF PLAN-BASED AWARDS

The following table summarizes information regarding awards of cash incentive compensation, stock options and restricted stock for our NEOs in 2006.

									All Other Option			Grant Date
		Estimated Future Payouts					All Other Stock		Awards: Number		Exercise or	Fair Value
		Under Equity Incentive					Awards: Number		of Securities		Base Price	of Stock
		Plan Awards					of Shares of Stock		Underlying		of Option	and Option
		Threshold	Target		Maximum		or Units		Options		Awards	Awards
Name	Grant Date	(#)	(#)		(#)		(#)		(#)		($/Sh)	($/Sh)
(a)	(b)	(f)	(g)		(h)		(i)		(j)		(k)	(l)

Donald L. Endres	January 27, 2006	—	59,027	(1)	59,027	(1)					$1.00	$5.40
	June 14, 2006								14,493	(2)	$25.30	$23.00
	June 14, 2006								284,105	(2)	$23.00	$23.00
	June 14, 2006	—	118,055	(1)	118,055	(1)					$1.00	$23.00
	June 14, 2006						99,533	(3)				$23.00
Danny C. Herron	June 14, 2006								15,000	(4)	$23.00	$23.00
	June 14, 2006								260,000	(4)	$23.00	$23.00
	June 14, 2006						75,000	(5)				$23.00
	June 14, 2006								14,493	(2)	$23.00	$23.00
	June 14, 2006								20,652	(2)	$23.00	$23.00
	June 14, 2006						11,715	(3)				$23.00
Bruce A. Jamerson	January 27, 2006	—	59,027	(1)	59,027	(1)					$1.00	$5.40
	June 14, 2006								14,493	(2)	$23.00	$23.00
	June 14, 2006								81,735	(2)	$23.00	$23.00
	June 14, 2006	—	118,055	(1)	118,055	(1)					$1.00	$23.00
	June 14, 2006						32,076	(3)				$23.00
William L. Honnef	January 27, 2006	—	4,864	(1)	4,864	(1)					$1.00	$5.40
	January 27, 2006	—	24,650	(1)	24,650	(1)					$1.00	$5.40
	June 14, 2006								14,493	(2)	$23.00	$23.00
	June 14, 2006								13,995	(2)	$23.00	$23.00
	June 14, 2006	—	59,026	(1)	59,026	(1)					$1.00	$23.00
	June 14, 2006						9,496	(3)				$23.00
John M. Schweitzer	June 14, 2006						9,428	(6)				$21.81
	June 14, 2006								14,493	(6)	$23.00	$21.81
	June 14, 2006								13,791	(6)	$23.00	$21.81

(1)	Consists of performance-based options granted under Plan. In accordance with their terms, the options became fully exercisable upon our initial public offering in June 2006. All or a portion of the options otherwise would have become exercisable at December 31, 2006 at a percentage based on targets determined by the Compensation Committee of the Board of Directors.
(2)	Consists of service-based options granted under the LTIP. A portion of each option becomes exercisable on the anniversary of the grant date, if the person is then employed by us, as follows: 10% on the first anniversary, 15% on the second anniversary, 20% on the third anniversary, 25% on the fourth anniversary and 30% on the fifth anniversary.
(3)	Consists of restricted stock awards granted under the LTIP. A portion of each award vests on the anniversary of the grant date, if the person is then employed by us, as follows: 10% on the first anniversary, 15% on the second anniversary, 20% on the third anniversary, 25% on the fourth anniversary and 30% on the fifth anniversary.
(4)	Consists of service-based options granted under the Plan. Twenty-five percent (25%) of the options become exercisable on April 1, 2007 and an additional 4.6785% vest on each fiscal quarter thereafter, if the person is then employed by us, so that the options are fully exercisable on March 31, 2011. The Compensation Committee authorized the grant of these service-based options on March 22, 2006.
(5)	Consists of restricted stock awards granted under the Plan. Twenty-five percent (25%) of the awards vest on April 1, 2007 and an additional 4.6785% vest on each fiscal quarter thereafter, if the person is then employed by us, so that the awards are fully vested on March 31, 2011. The Compensation Committee authorized this restricted stock award on March 22, 2006.
(6)	Consists of restricted stock awards and/or service-based options granted under the LTIP. During 2006, the vesting schedules relating to these awards/options were modified. The restricted stock awards and service-based options now vest, if the person is still employed by us, as follows: 33 1/3% on June 14, 2007, 33 1/3% on June 14, 2008 and 33 1/3% on June 14, 2009. Due to the change in the vesting schedule, these options were subject to modification accounting under FAS 123R. For accounting purposes, the modification resulted in a new grant date of August 16, 2006.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table summarizes information regarding the number of shares underlying options and the number and value of unvested restricted stock outstanding at December 31, 2006 held by our NEOs.

	Option Awards				Stock Awards
	Number of	Number of
	Securities	Securities			Number of	Market Value
	Underlying	Underlying			Shares or Units	of Shares or
	Unexercised	Unexercised			of Stock That	Units of Stock
	Options	Options	Option		Have Not	That Have Not
	Exercisable	Unexercisable	Exercise Price	Option Expiration	Vested	Vested
Name	(#) (1)	(#) (1)	($)	Date	(#) (2)	($)
(a)	(b)	(c)	(e)	(f)	(g)	(h)

Donald L. Endres	—	14,493	$25.30	June 14, 2016
	—	284,105	$23.00	June 14, 2016
	57,256	—	$1.00	January 2, 2014
	59,027	—	$1.00	January 2, 2014
	500,000	—	$1.10	June 14, 2016
	118,055	—	$1.00	January 2, 2014
					99,533	$1,965,777
Danny C. Herron	—	14,493	$23.00	June 14, 2016
	—	260,000	$23.00	April 1, 2016
	—	15,000	$23.00	April 1, 2016
	—	20,652	$23.00	June 14, 2016
					11,715	$231,371
					75,000	$1,481,250
Bruce A. Jamerson	—	14,493	$23.00	June 14, 2016
	—	81,735	$23.00	June 14, 2016
	500,000	—	$1.00	January 2, 2014
	57,256	—	$1.00	January 2, 2014
	59,027	—	$1.00	January 2, 2014
	59,027	—	$1.00	January 2, 2014
	118,055	—	$1.00	June 14, 2016
					32,076	$633,501
William L. Honnef	4,864	—	$1.00	January 2, 2014
	24,650	—	$1.00	January 2, 2014
	—	14,493	$23.00	June 14, 2016
	223,765	—	$1.00	January 2, 2014
	15,094	—	$1.00	June 14, 2016
	14,420	—	$1.00	January 2, 2014
	91,434	23,131	$0.52	August 20, 2007
	—	13,995	$23.00	June 14, 2016
	59,026	—	$1.00	June 14, 2016
					9,496	$187,546
John M. Schweitzer	38,756	—	$5.16	September 1, 2015
	77,512	—	$5.16	September 1, 2015
	133,732	—	$5.16	September 1, 2015
	—	13,791	$23.00	June 14, 2016
	—	14,493	$23.00	June 14, 2016
					9,428	$186,203

(1)	The following tables provide information with respect to the vesting of each NEO’s LTIP options. Multiple awards have been aggregated where the expiration date and the exercise and/or base price of the instrument are identical. These amounts are the number of shares in the awards.

	6/14/2007	6/14/2008	6/14/2009	6/14/2010	6/14/2011

Donald L. Endres	29,860	44,789	59,720	74,650	89,579
Danny C. Herron	3,514	5,271	7,029	8,787	10,544
Bruce A. Jamerson	9,623	14,433	19,246	24,058	28,868
William L. Honnef	2,849	4,273	5,698	7,122	8,546
John M. Schweitzer	9,428	9,428	9,428	—	—

	4/1/2007	3/31/2008	3/31/2009	3/31/2010	3/31/2011

Danny C. Herron	68,750	51,562	51,562	51,563	51,563

(2)	The following tables provide information with respect to the vesting of each NEO’s restricted stock awards. Multiple awards have been aggregated where the expiration date and the exercise and/or base price of the instrument are identical. These amounts are the number of shares in the awards.

	6/14/2007	6/14/2008	6/14/2009	6/14/2010	6/14/2011

Donald L. Endres	9,953	14,930	19,907	24,883	29,860
Danny C. Herron	1,171	1,757	2,343	2,929	3,515
Bruce A. Jamerson	3,207	4,811	6,415	8,020	9,623
William L. Honnef	949	1,424	1,899	2,375	2,849
John M. Schweitzer	3,143	3,143	3,142	—	—

	4/1/2007	3/31/2008	3/31/2009	3/31/2010	3/31/2011

Danny C. Herron	18,751	14,063	14,062	14,062	14,062

OPTION EXERCISES AND STOCK VESTED

The table below summarizes information regarding the exercise of stock options by our NEOs and the vesting of the NEO’s restricted stock awards in 2006. Neither Mr. Herron nor Mr. Schweitzer exercised any options or had restricted stock awards vest in 2006.

	Option Awards		Stock Awards
	Number of Shares		Number of Shares	Value
	Acquired on	Value Realized	Acquired on	Realized on
	Exercise	On Exercise	Vesting	Vesting
Name	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)

Donald L. Endres	—	—	54,162	$1,201,308
Bruce A. Jamerson	—	—	54,162	$1,201,308
William L. Honnef	130,000	$2,960,798	—	—

DIRECTOR COMPENSATION

The table below summarizes compensation paid to our non-management directors. None of Messrs. Endres, Jamerson or Schock, who were executive officers in 2006, received compensation as directors.

As compensation for services as a director, Messrs. First, Gilliam, Huggins and Kirby each receives $5,000 per quarterly board meeting, an additional $1,500 per board meeting attended in person, $1,500 per other board or committee meetings and $2,000 per other meeting or conference attended in person at our request. Our independent directors, excluding Messrs. First and Kirby who are affiliates of equity funds that hold or held a significant number of shares of our Common Stock, also receive an annual grant of options to purchase 15,000 shares of our Common Stock, subject to a one-year vesting period. In March 2006, special option grants to purchase 10,000 shares of our Common Stock at our IPO price were made to each of Messrs. Gilliam and Huggins in recognition of their additional commitment of time and effort in connection with that offering.

Directors are also reimbursed for reasonable travel expenses incurred in connection with meetings of the Board of Directors.

	Fees Earned or
	Paid in Cash	Option Awards		Total
Name	($)	($)		($)
(a)	(b)(1)	(d)		(h)

Mark L. First	45,500	—		45,500
D. Duane Gilliam	47,500	225,078	(2)	272,578
T. Jack Huggins III	49,000	225,078	(2)	274,078
Steven T. Kirby	35,000	—		35,000

(1)	Certain of these payments were made to entities affiliated with the named directors.

(2)	At December 31, 2006, Messrs. Gilliam and Huggins held options to purchase 40,000 and 25,000 shares of Common Stock, respectively.

ADDITIONAL INFORMATION

Shareholder Proposals to be Included in the Company’s Proxy Statement.  A shareholder proposal to be considered for inclusion in proxy materials for the Company’s 2008 Annual Meeting of Shareholders must be received by the Company by December 15, 2007.

Shareholder Proposals Not in the Company’s Proxy Statement.  Shareholders wishing to present proposals for action at this Annual Meeting or at another shareholders’ meeting must do so in accordance with the Company’s bylaws, a copy of which is publicly filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006; a copy may also be obtained upon written request to Corporate Secretary, 100 22nd Avenue, Brookings, South Dakota 57006.
A shareholder must give timely notice of the proposed business to the Corporate Secretary. For purposes of the Company’s 2008 Annual Meeting of Shareholders, such notice, to be timely, must be received by the Company by February 28, 2008 unless the 2008 Annual Meeting is held more than 30 days before or 70 days after the anniversary of the date of this year’s Annual Meeting. In that case, the notice must be received no earlier than 120 days before the date of next year’s Annual Meeting and no later than 90 days before the meeting or 10 days before announcement of the date of the meeting, whichever is later.

Shareholder Nominations for Director.  Shareholders wishing to directly nominate candidates for election to the Board of Directors at an Annual Meeting must do so in accordance with the Company’s bylaws by giving timely notice in writing to the Corporate Secretary. The notice must set forth:

•	the name and address of the shareholder, as they appear on the Company’s books, and of the beneficial owner;

•	the class and number of shares of capital stock of the Company that are owned beneficially and of record by the shareholder and the beneficial owner;

•	a representation that the shareholder is a holder of record of stock of the Company entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination;

•	a representation as to whether the shareholder or the beneficial owner, if any, intends or is part of a group which intends to (a) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise solicit proxies from shareholders in support of such proposal or nomination;

•	any other information concerning the nominee that must be disclosed of nominees in proxy solicitations pursuant to Regulation 14A under the Securities Exchange Act of 1934; and

•	the executed consent of each nominee to serve as a director of the Company if elected.

The Company may require any proposed nominee to furnish any other information it reasonably requires to determine the eligibility of the proposed nominee to serve as a director.

If the number of directors to be elected is increased and there is no public announcement by the Company naming all nominees or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the preceding year’s Annual Meeting, a shareholder’s notice shall also be considered timely (but only with respect to nominees for new positions created by such increase) if delivered to the Corporate Secretary at the Company’s principal executive offices no later than the close of business on the tenth day following the day on which the public announcement is first made by the Company.

Shareholders wishing to make any director nominations at any special meeting of shareholders held for the purpose of electing directors must do so, in accordance with the Company’s bylaws, by delivering timely notice to the Corporate Secretary setting forth the information described above for annual meeting nominations. To be timely, the notice must be delivered to the Corporate Secretary at the principal executive offices of the Company not earlier than the close of business on the 90th day prior to the special meeting and not later than the close of business on the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at the meeting.

The officer presiding at the meeting may, if in the officer’s opinion the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by the Company’s bylaws. If such officer does so, such officer shall so declare to the meeting and the defective nomination shall be disregarded.

By Order of the Board of Directors

John M. Schweitzer
Corporate Secretary

Brookings, South Dakota
April 13, 2007

APPENDIX A

AUDIT COMMITTEE CHARTER

1.	Designation and Membership

1.1	The Board of Directors (the “Board”) of VeraSun Energy Corporation (the “Company”) will appoint from among its members an Audit Committee (the “Committee”). Committee members may be removed by the Board at any time.

1.2	The Committee will consist of at least three directors. As defined by applicable law and regulation, each Committee member shall be determined by the Board to be independent and generally knowledgeable in financial and auditing matters, and at least one member shall be an “audit committee financial expert” as defined under Securities and Exchange Commission rules.

1.3	The Board will designate one Committee member to serve as Chairman of the Committee.

2.	Purpose

The primary purpose of the Committee is to assist the Board’s oversight of the reliability, quality and integrity of the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements and internal control over financial reporting.

3.	Authority

The Committee has the authority to:

3.1	Appoint, retain, compensate, evaluate and terminate the independent auditor and to approve all audit engagement fees and terms.

3.2	Engage, compensate and terminate independent counsel and other advisers.

3.3	Conduct or authorize investigations into any matters within the scope of its responsibility.

3.4	Meet with and seek any information from any Company officer, employee, outside counsel, or the independent auditor, all of whom are directed to cooperate with the Committee.

4.	Duties and responsibilities

The Committee will:

4.1	Meet at least four times annually or more frequently as it deems necessary or advisable.

4.2	Oversee the performance of the Company’s internal audit function and the independent auditor.

4.3	Establish procedures for the receipt, retention and treatment of complaints about accounting, internal accounting controls or auditing matters, as well as for confidential, anonymous submissions by Company employees of concerns regarding questionable accounting or auditing matters.

4.4	Appoint, retain, compensate, evaluate and, as it deems necessary or advisable, terminate the independent auditor.

4.5	Approve all audit engagement fees and terms.

A-1

4.6	Pre-approve and adopt policies governing pre-approval of all audit and permissible non-audit services to be provided by the independent auditor.

4.7	Assess the independence of the independent auditor.

4.8	Discuss with the independent auditor all critical accounting policies, alternative treatments of financial information within generally accepted accounting principles discussed with management, the ramifications of the use of alternative treatments and the independent auditor’s preferred treatment, and any other material written communications between the independent auditor and management.

4.9	Review and discuss with management and the independent auditor the Company’s annual and quarterly financial statements.

4.10	Review the Company’s earnings press releases.

4.11	Resolve disagreements between management and the independent auditor.

4.12	Review disclosures made by the Chief Executive Officer and Chief Financial Officer regarding the design or operation of internal controls and any fraud that involves management or other employees who have a significant role in the Company’s internal controls.

4.13	Review any required management reports on internal control over financial reporting and any related attestations by the independent auditor.

4.14	At least annually, obtain and review a report by the independent auditor describing:

•	the firm’s internal quality-control procedures;

•	any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and

•	all relationships between the independent auditor and the listed company.

4.15	Discuss with the independent auditor these and all other matters required to be discussed under generally accepted auditing standards, including SAS 61 and the scope and results of their audit of the Company’s consolidated financial statements.

4.16	Discuss with management the development and selection of any critical accounting estimates, and the Company’s related disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s reports filed with the Securities and Exchange Commission.

4.17	Prepare the report that is required to be included in the Company’s annual proxy statement or other submission to shareholders.

4.18	Annually review and assess the adequacy of this Charter and recommend to the Board any proposed changes to this Charter.

4.19	Review all transactions with related persons, as defined in Item 404 of Regulation S-K, or in which a related person has a direct or indirect interest and, after reviewing the related person’s interest in the transaction and the material facts, determine whether to ratify or approve the transaction, which transaction may only be ratified or approved if the Committee determines the transaction is fair to the Company or otherwise in the interest of the Company.

4.20	Discuss risk assessment and risk management policies.

A-2

VERASUN ENERGY CORPORATION
ANNUAL MEETING OF SHAREHOLDERS
Wednesday, May 16, 2007
10:00 a.m. Central Daylight Time
SWIFTEL CENTER
824 32nd Avenue
Brookings, South Dakota 57006

VeraSun Energy Corporation 100 22nd Avenue Brookings, SD 57006	proxy

PROXY SOLICITED BY BOARD OF DIRECTORS
PLEASE SIGN AND RETURN THIS PROXY
The undersigned hereby appoints each of Donald L. Endres and Danny C. Herron proxies with power of substitution to vote on behalf of the undersigned all shares that the undersigned may be entitled to vote at the 2007 Annual Meeting of Shareholders of VeraSun Energy Corporation (the “Company”) on May 16, 2007, and any adjournments thereof, with all powers that the undersigned would possess if personally present, with respect to the following:
See reverse for voting instructions.

1.	Election of Class I directors:		(Check below to vote shares ratably for directors)	OR	(Indicate number of cast for each director below)
		01 Donald L. Endres	☐ For		☐ votes for	☐ Withheld
		02 D. Duane Gilliam	☐ For		☐ votes for	☐ Withheld
		03 Paul A. Schock	☐ For		☐ votes for	☐ Withheld
(Instructions: You have cumulative voting rights with respect to the election of the three Class I directors. In cumulative voting, each voting share carries a number of votes equal to the total number of directors standing for election. To calculate the total number of votes you may cast for the election of directors below, multiply the number of shares you own by three. You may distribute the total amount of votes among the candidates or to any of them in any proportion or allocate your votes to any one of them in full.
ò Please fold here ò

To vote for a director, you may either (1) check the box next to “For” in column 2, in which case we will allocate your votes equally among the directors for whom you vote, or (2) check the box in column 4 and allocate your votes by completing the blank in the phrase “___votes for” that is next to the box in column 4. If you choose the latter method of voting, the sum of all entries in column 4 must be equal to the total number of votes that you are entitled to cast (total shares owned multiplied by three). If you commit a mathematical error in cumulating your votes, we will adjust the votes cast among directors in the same proportion as in the erroneous allocation. You also may choose to withhold your vote for a specific candidate or all candidates by checking the box(es) in column 5.)

2. To ratify the selection of McGladrey & Pullen, LLP as the Company’s independent auditors for 2007.	☐	For	☐	Against	☐	Abstain
3. Such other business that properly comes before the 2007 Annual Meeting or any adjournment of the 2007 Annual Meeting.
IMPORTANT NOTE: Shareholders must correctly complete the entire voting section of this card, in accordance with the instructions provided, in order for their votes to be considered at the Annual Meeting. The shares represented by this proxy will be voted as specified on the reverse hereof, but if no specification is made, (a) the shares will be voted for the election of each of the Class I Directors in Proposal 1 and your cumulative votes will be allocated equally among them and (b) the shares will be voted for the ratification of the selection of McGladrey & Pullen, LLP as our independent auditors in Proposal 2. The proxies may vote in their discretion as to other matters that may come before this meeting.

Address Change? Mark Box  ☐  Indicate changes below:

Date

Signature(s) in Box
Please date and sign as name is imprinted hereon, including designation as executor, trustee, etc., if applicable. A corporation must sign its name by the president or other authorized officer.
The 2007 Annual Meeting of Shareholders of VeraSun Energy Corporation will be held on May 16, 2007, at 10:00 a.m., Central Daylight Time, at the Swiftel Center located at 824 32nd Avenue, Brookings, South Dakota 57006.